Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 24, 2021, relating to the financial statements of Douglas Elliman Inc., appearing in Registration Statement No. 333-261523 on Form S-1 of Douglas Elliman Inc.

/s/ Deloitte & Touche LLP

Miami, Florida

December 30, 2021